UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 2, 2015, Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ALQA Cedar Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Celleration, Inc., a Delaware corporation (“Celleration”), and certain representatives of the Celleration stockholders, as identified therein, pursuant to which, among other things, Celleration will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation on the terms and conditions set forth in the Merger Agreement (the “Merger”). As a result of the Merger, Merger Sub will acquire all of the business and assets and assume certain liabilities of Celleration subject to closing.

The Merger Agreement provides for an initial aggregate purchase price of $30,415,000, subject to adjustment pursuant to the terms therein (the “Purchase Price”), payable to Celleration’s stockholders and certain holders of options and warrants in equal amounts of cash, without interest, and shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share price equal to $4.80, based on the trailing forty-five trading day volume weighted average price (“VWAP”) of the Common Stock as of the second trading day immediately prior to the date of the Merger Agreement. At the closing of the Merger, all outstanding indebtedness and unpaid transaction expenses of Celleration will be extinguished using a portion of the cash Purchase Price. The Company will deposit $1,500,000 of the cash portion of the Purchase Price and 208,333 of the Merger Shares in escrow to secure certain post-closing adjustments to the Purchase Price and certain indemnification obligations of Celleration equity holders for up to 18 months after the closing of the Merger. The Company shall also have the right to setoff certain indemnification claims against the Contingent Consideration (as defined below).

In addition to the foregoing amounts, the Company has also agreed to pay additional consideration (“Contingent Consideration”) upon the occurrence of certain events in the future, subject to the terms and conditions set forth in the Merger Agreement, including (i) subject to the approval of the MIST products by the National Institute for Health and Care Excellence of the United Kingdom before January 1, 2017 (the “NICE Approval”), 20% of the incremental net sales recognized from the acquired MIST products for the fiscal years ending December 31, 2016, 2017 and 2018 in excess of the net sales for the twelve calendar months immediately prior to receipt of the NICE Approval, payable in cash; (ii) shares of Common Stock with an aggregate value of $500,000 upon receipt of such NICE Approval (the “MIST Shares”) and (iii) three and one half times the incremental revenue generated from the acquired Celleration products for each of the fiscal years ending December 31, 2015 and 2016, payable in equal amounts of cash and shares of Common Stock (the “Earn-Out Shares”). The maximum number of shares of Common Stock paid by the Company as Earn-Out Shares and MIST Shares shall not exceed 9,500,000 shares of Common Stock; provided that (i) the aggregate cash consideration paid shall not exceed 60% of the total consideration paid to the Celleration equity holders and (ii) the Company shall use commercially reasonable efforts to issue the Celleration equity holders more than 9,500,000 shares of Common Stock in the event that the Celleration equity holders are entitled to such shares pursuant to the terms of the Merger Agreement. In addition, if a change of control occurs or the Company disposes of substantially all of the Celleration assets during the 2015 or 2016 fiscal year, Celleration equity holders will have the option of retaining their rights to the Contingent Consideration or receiving a one-time cash payment equal to $49,500,000 reduced by the Purchase Price and by the value of any Contingent Consideration payments paid prior to such event.

Pursuant to the terms of the Merger Agreement, the Company has also agreed to appoint Celleration’s current Chief Executive Officer, Mark Wagner, to the Company Board of Directors upon the effective time of the Merger.

The number of shares of Common Stock to be issued from time to time pursuant to the Merger Agreement will be calculated by dividing the dollar amount of the purchase price or Contingent Consideration represented thereby by a forty-five trading day moving average of the VWAP of the Common Stock on the Nasdaq Capital Market as of the applicable reference date. Because the aggregate number of shares of Common Stock that the Company may issue collectively as part of the Merger Shares and Contingent Consideration (collectively, the “Share Consideration”) will depend in part on the market prices of the Common Stock at the time that these shares are required to be issued, the total number of shares of Common Stock that the Company will be required to issue cannot be determined at this time, and such number of shares may be in excess of 20% of the Company’s pre-transaction outstanding shares of Common Stock. Accordingly, the Company will seek stockholder approval of the issuance of the Share Consideration in the Merger in accordance with the NASDAQ Listing Rules.

The Merger Agreement contains representations and warranties, closing deliveries and indemnification provisions customary for a transaction of this nature. The closing of the Merger is conditioned upon, among other things, (i) the Company securing sufficient funds to finance the upfront consideration contemplated by the Merger Agreement, (ii) the Share Consideration being approved for listing on Nasdaq, (iii) the effectiveness of a Registration Statement on Form S-4 registering the Share Consideration and (iv) the approval of the Celleration stockholders of the Merger Agreement and of the Company’s stockholders for the issuance of the Share Consideration in the Merger.

The Merger Agreement does not permit Celleration to solicit alternative acquisition proposals from third parties, but still may, on the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited alternative acquisition proposal that constitutes, or the Celleration Board determines would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), and if the Celleration Board determines in good faith that the failure to take such action could reasonably likely result in a breach of its fiduciary duties.

The Merger Agreement also contains customary termination provisions for the parties; and provides that the Company is required to pay a termination fee of $3,000,000, less any amounts loaned to Celleration (see below), if the Agreement is terminated by (i) the Company or Celleration for the Company’s failure to obtain the required approval of the Company’s stockholders or (ii) Celleration for the Company’s failure to secure the required financing. Celleration is also required to pay a termination fee of $4,000,000 if Celleration terminates the Merger Agreement in order to accept a Superior Proposal. The Merger Agreement may be terminated by either party if the Merger is not completed by May 31, 2015; provided, that the Company may extend that date to July 31, 2015 in accordance with the terms specified therein, so long at the Company provides Celleration with a $1,000,000 loan on or before May 15, 2015 that will have a maturity date of no later than October 31, 2015 and an interest rate of 6% per annum.

Simultaneously with the execution of the Merger Agreement, stockholders holding approximately 90% of the fully diluted common stock of Celleration entered into voting agreements with the Company (collectively, the "Voting Agreements") pursuant to which such individuals have agreed, among other things, to execute and deliver a written consent with respect to their respective common shares of Celleration in favor of the approval of the Merger Agreement or, if applicable, vote such shares in favor of the adoption of the Merger Agreement at a meeting of Celleration's stockholders called for such purpose and not to sell the Merger Shares for a period of 180 days after the effective time of the Merger.

In connection with the Merger Agreement, the Company entered into that certain commitment letter, dated as of February 2, 2015 (the “Commitment Letter”), with Perceptive Credit Opportunities Fund, LP (“Perceptive”), pursuant to which Perceptive has committed to provide the Company with a senior, secured term loan facility in the aggregate amount of $15,500,000, pursuant the terms and conditions of the Commitment Letter and the term sheet annexed thereto (the “Debt Financing”). Pursuant to the Commitment Letter, the Debt Financing will (i) have a four year term, (ii) accrue interest at an annual rate equal to (a) the greater of one-month LIBOR or 1% plus (b) 9.75%, (iii) be interest only for the first 24 months, followed by monthly amortization payments of $225,000, with the remaining unpaid balance due on the maturity date and (iv) be secured by a first priority lien on substantially all of the Company’s assets. The Company expects to use the funds from the Debt Financing to fund the upfront cash portion of the Purchase Price and other expenses associated with the consummation of the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of those agreements and are not intended to provide any other factual information about Celleration, the Company or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to security holders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of Celleration, the Company or any of their respective subsidiaries, affiliates or businesses.

Item 7.01 Regulation FD Disclosure.

On February 2, 2015, the Company issued a press release announcing that it has entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated February 2, 2015, by and among Alliqua BioMedical, Inc., ALQA Cedar, Inc., Celleration, Inc. and certain representatives of the stockholders of Celleration, Inc., as identified therein*
99.1	Press Release dated February 2, 2015

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between the Company and Celleration, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger of the Company and Celleration will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to the Company’s ability to successfully integrate the operations, products and employees of the Company; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on the Company’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; risks relating to the value of the Company shares to be issued in the transaction; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; the risks and uncertainties normally incidental to the wound care industry, including price and product competition; the success of the companies’ quality and operational excellence initiatives; changes in customer demand for the Company’s products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of the Company’s products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market the Company’s products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.alliqua.com or on request from the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in the Company’s periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between the Company and Celleration, the Company will file with the SEC a registration statement on Form S-4, which will include a joint proxy and consent solicitation statement and will constitute a prospectus. After the registration statement is declared effective by the SEC, the Company and Celleration will deliver a definitive joint proxy and consent solicitation statement/prospectus to their respective shareholders. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors may obtain (when available) copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov) or from the Company at www.alliqua.com.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about the Company’s directors and officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s Annual Meeting of stockholders, which was filed with the SEC on April 22, 2014. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the definitive joint proxy and consent solicitation statement/prospectus and other relevant documents regarding the proposed transaction, when filed with the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: February 2, 2015	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer